Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2016, relating to the combined financial statements of Quorum Health Corporation and subsidiaries, appearing in the Registration Statement on Form 10 (File No. 001-37550) for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

August 18, 2016